FOR IMMEDIATE RELEASE                                                        EXHIBIT 99.1

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Relations Contact: Jim Raabe (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT CORPORATION TO ANNOUNCE
FIRST QUARTER RESULTS

MINNEAPOLIS – (April 27, 2009) – Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the SLEEP NUMBER® bed, will report results for the fiscal first quarter ended April 4, 2009, after close of the regular trading session Wednesday, April 29, 2009. Management will host its regularly scheduled conference call to discuss the company’s results at  5 p.m. Eastern Time (4 p.m. Central; 2 p.m. Pacific) that day. To listen to the call, please dial (888) 972-6711 (international participants dial (210) 234-0123) and reference the passcode “Sleep.” To access the Webcast, please visit the investor relations area of the Select Comfort Web site.

A replay will remain available until midnight Eastern Time, May 8, 2009, by dialing (402) 280-1657. The Webcast replay will remain available in the investor relations area of the company’s Web site for approximately 60 days.

About Select Comfort Corporation
Founded more than 20 years ago, Select Comfort Corporation is the nation’s leading bed retailer(1). Based in Minneapolis, the company designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. SELECT COMFORT® products are sold through its approximately 440 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

1Top 25 Bedding Retailers, Furniture/Today, August 2008.

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